UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2008

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31666	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12395 First American Way

Poway, CA 92064

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b), (c) (Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers).

Effective June 30, 2008, JoAnn M. Laing was appointed as president of First Advantage Corporation’s (the “Company”) Employer Services segment and will report to Todd L. Mavis, executive vice president – operations. Most recently, Ms. Laing was president and chief executive officer of Information Strategies, Inc., a marketing and media company with headquarters in New Jersey. Prior to that, she was senior vice president and chief administrative officer at Sara Lee Apparel. Ms. Laing is a graduate of Syracuse University’s Whitman School of Management and holds an M.B.A. from the Harvard Business School.

In connection with Ms. Laing’s new appointment, the following compensation arrangement was approved:

Base Salary	$300,000
Car Allowance	$5,400	annually
Participation in Management Incentive Plan *	$300,000
Restricted Stock Units**	$250,000
Relocation Reimbursement, consistent with Company policy Pursuant to Company policy.

*	The Management Incentive Plan for Ms. Laing will be pro-rated for 2008, with a maximum bonus opportunity of 200 percent of salary.

**	To be awarded pursuant to the Company’s restricted stock policy.

Bart Valdez, former president of the Employer Services segment, will remain with the Company to assist Ms. Laing with the transition, as well as continue to play an important role in pursuing critical business development opportunities

The June 30, 2008 press release announcing the appointment of Ms. Laing is attached hereto as Exhibit 99. 1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit:

Exhibit No.	Description

99.1	Press release dated June 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date: June 30, 2008	By:	/s/ Julie Waters
	Name:	Julie Waters
	Title:	Vice President and General Counsel